Exhibit 99.1

                                 Redemption of
                     Corporate Backed Trust Certificates,
       W.R. Berkley Capital Trust Securities-Backed Series 2002-1 Trust
         Class A-1 Certificates (NYSE Listing XKP, CUSIP: 21988G536 *)

NEWS RELEASE - IMMEDIATE - December 7, 2006:

      On December 15, 2006, the Corporate Backed Trust Certificates, W.R. Berkley Capital Trust Securities-Backed Series 2002-1 Trust Class A-1 Certificates (the "Class A-1 Certificates") issued by Corporate Backed Trust Certificates, W.R. Berkley Capital Trust Securities-Backed Series 2002-1 Trust (the "2002-1 Trust") will be redeemed. This redemption is a result of a call on the sole asset of the 2002-1 Trust, $22,000,000 W.R. Berkley Capital Trust 8.197% Capital Securities due December 15, 2045 (the "Underlying Securities"). As a result of this redemption, certificateholders will be entitled to receive $10.406250000 per Class A-1 Certificate, representing both principal and accrued interest on the Class A-1 Certificates in connection with the call of the Underlying Securities.

      This press release is being issued by U.S. Bank Trust National Association as trustee on behalf of the 2002-1 Trust. For more information about these redemptions, please contact David Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.




      *U.S. Bank shall not be held responsible for the selection or the use of the CUSIP number, nor is any representation made as to its correctness indicated in this notice. It is included solely for the convenience of the holders of the Class A-1 Certificates.